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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the inclusion in the Registration Statement of PracticeWorks, Inc. on Form S-1 of our report dated November 30, 2000, accompanying the consolidated financial statements of Medical Dynamics, Inc. also included in the Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.





HEIN + ASSOCIATES LLP
Denver, Colorado
January 29, 2001